EXHIBIT 107

Calculation of Filing Fee Table

Form 424(b)(5)

(Form Type)

Carnival Corporation (Exact Name of Registrant as Specified in its Charter)	Carnival plc (Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)
Equity	Carnival Corporation: Common Stock, par value $0.01 per share	Rule 457(r)	117,460,564 shares	$9.95	$1,168,732,611.80	$92.70 per $1,000,000	$108,341.51
Equity	Carnival plc: Special Voting Share, nominal value GBP 1.00(2)		1 share	—(4)	—(4)	—(4)	—(4)
Equity	Trust Shares of beneficial interest in P&O Princess Special Voting Trust(3)		117,460,564 shares	—(4)	—(4)	—(4)	—(4)
Total Offering Amounts					$1,168,732,611.80		$108,341.51
Total Fee Offsets							—
Net Fee Due							$108,341.51

(1)	The proposed maximum aggregate offering price has been calculated based on 117,460,564 shares multiplied by $9.95 per share, the public offering price.

(2)	Represents one special voting share of Carnival plc issued to the P&O Princess Special Voting Trust in connection with the dual listed company transaction completed by Carnival plc and Carnival Corporation on April 17, 2003.

(3)	Represents trust shares of beneficial interest in the P&O Princess Special Voting Trust, and such trust shares represent a beneficial interest in the special voting share of Carnival plc. As a result of the dual listed company transaction, one trust share is paired with each share of Carnival Corporation common stock and is not transferable separately from the share of Carnival Corporation common stock. Upon each issuance of shares of Carnival Corporation common stock hereunder, recipients will receive both shares of Carnival Corporation common stock and an equivalent number of paired trust shares.

(4)	No additional fee is payable in respect of these securities because no additional consideration is payable in respect of these securities.